                                                                    EXHIBIT 99.4

                             SAGE ENTERPRISES, INC.

                              MVP STOCK OPTION PLAN


1.   PURPOSE

     This Plan is intended to reward employees of the Company for outstanding efforts in the performance of their duties on behalf of the Company. The Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code.

2.   DEFINITIONS

     As used in this Plan the following terms shall have the following meanings:

     2.1. "Act" means the Securities Act of 1933, as amended.

     2.2. "Board" means the Company's Board of Directors.

     2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

     2.4. "Committee" means a committee appointed by the Board, responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

     2.5. "Company" means Sage Enterprises, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts.

     2.6. "Employment Agreement" means an agreement, if any, between the Company and an Optionee, setting forth, inter alia, conditions and restrictions upon the transfer of shares of Stock.

     2.7. "Fair Market Value" means the value of a share of Stock on any date as determined by the Committee. The Fair Market Value shall be determined in good faith by the Committee.

     2.8. "Grant Date" means the date as of which an Option is granted, as determined under Section 7.

     2.9. "Option" means an option to purchase shares of Stock granted under the Plan.

     2.10. "Option Agreement" means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

     2.11. "Option Price" means the price paid by an Optionee for a share of Stock upon exercise of an Option.

     2.12. "Optionee" means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

     2.13. "Plan" means this MVP Stock Option Plan of the Company, as amended from time to time.

     2.14. "Stock" means Common Stock, par value $.01 per share, of the Company.

     2.15. "Stock Restriction Agreement" means an agreement between the Company and the Optionee in such form as the Committee may prescribe in connection with the grant of any Option, setting forth certain restrictions upon the transfer of shares of Stock.

3.   TERM OF THE PLAN

     Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's shareholders. Options granted prior to shareholder approval of the Plan are hereby expressly conditioned upon such approval, and shall be void ab initio in the event the shareholders of the Company shall fail to approve the Plan within twelve (12) months of the Board's approval of the Plan. Stock options granted by the Board prior to the adoption of the Plan by the Board are deemed to be granted under the Plan; provided, however, that the inclusion of such stock options under the Plan is subject to the approval of the Plan by the shareholders of the Company within twelve (12) months of the Board's approval of the Plan.

4.   STOCK SUBJECT TO THE PLAN

     At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 2,600 shares, subject, however, to the provisions of Section 15 of the Plan.

Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires, terminates, or is canceled for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

5.   ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the Company in addition to any other determinations allowed the Committee under the Plan: (a) the employee or consultant to receive the Option; (b) the time of granting the Option; (c) the number of shares subject to the Option; or (d) the Option Price. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant.

6.   ELIGIBILITY

     An Option shall be granted only to an employee of the Company, provided such employee is not a member of the Company's senior management. The maximum number of shares of the Company's Stock with respect to which an option or options may be granted to any employee in any one calendar year of the Company shall not exceed 1,200 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year.

7.   TIME OF GRANTING OPTIONS; EXERCISABILITY

     The granting of an Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee. An Option shall be immediately exercisable in full as of the Grant Date.

8.   OPTION PRICE

     The Option Price shall be not less than 100% of the Fair Market Value of Stock on the Grant Date.

9.   EXERCISE OF OPTION

     An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 20, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the Option Price of the shares to be purchased or, if the Committee had so authorized on the grant of any particular Option hereunder (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery of that number of shares of Stock having a Fair Market Value equal to the Option Price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter, but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called "cashless exercise", provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

     To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than 25 full shares of Common Stock.

10.  RESTRICTIONS ON ISSUE OF SHARES

     10.1. VIOLATION OF LAW

     Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

     (a) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Act; or

     (b) the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company's legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be does not require registration under the Act or any applicable State securities laws.

     The Company shall make all reasonable efforts to bring about the occurrence of said events.

     10.2. EXECUTION OF STOCK RESTRICTION AGREEMENT; INTERPRETATION

     Whenever shares are to be issued pursuant to an Option, the Company shall be under no obligation to issue such shares until such time, if ever, as person who exercises such Option, in whole or in part, shall have executed and delivered to the Company the Stock Restriction Agreement specified by the Committee in connection with the grant of such Option, if any. In the event of any conflict between the provisions of this Plan and provisions of a Stock Restriction Agreement or Employment Agreement, the provisions of the Stock Restriction Agreement or Employment Agreement shall control, but insofar as possible the provisions of the Plan and any such Agreement shall be construed so as to give full force and effect to all such provisions.

     10.3. PLACEMENT OF LEGENDS

     Each certificate representing shares issued upon the exercise of an Option will bear restrictive legends which may refer to applicable restrictions under the Stock Restriction Agreement and Employment Agreement, if any.

11.  PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION

     11.1. INVESTMENT REPRESENTATIONS

     Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option of his or her own account for the purpose of investment and not with a view to, or for sale in connection with the distribution of any such shares.

     11.2. REGISTRATION

     If the Company shall deem it necessary or desirable to register under the Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Option holder or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or such managing underwriter, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to such underwritten public offering of securities.

     11.3. PLACEMENT OF LEGENDS, STOP ORDERS, ETC.

     Each share of Stock issued pursuant to any Option granted under this Plan may bear a reference to the investment representation made in accordance with
Section 11.1 in addition to any other applicable restriction under the Plan and the terms of the Option and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.  TAX WITHHOLDING

     The Company's obligation to deliver shares upon the exercise of any option granted under the Plan and any payments or transfers under Section 15 hereof shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise and employment tax withholding requirements.

13.  TERMINATION OF ASSOCIATION WITH THE COMPANY

     Unless the Committee shall provide otherwise in the grant of a particular Option under the Plan, if the Optionee's employment or other association with the Company is terminated, whether voluntarily or otherwise, the Option shall immediately cease to be exercisable in any respect. Military or sick leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

14.  TRANSFERABILITY OF OPTIONS

     Options shall not be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, and may be exercised during the life of the Optionee only by the Optionee and except as otherwise provided hereinbelow. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, former spouse, children (including stepchildren) or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners including family limited partnerships controlled by the Optionee or (iv) to any other persons or entities in the discretion of the Committee, provided that (x) the Option Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this
Section 14, and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with this Section 14 (by will or the laws of descent and distribution). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 14 hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of association of Section 13 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Section 13.

15.  ADJUSTMENTS FOR CORPORATE TRANSACTIONS

     15.1. STOCK DIVIDEND, ETC.

     In the event of any stock dividend payable in Stock or any split-up or contraction in the number of shares of Stock after the date of the Option Agreement and prior to the exercise in full of the Option, the number and the kind of shares subject to such Option Agreement and the price to be paid for each share subject to the Option shall be proportionately adjusted.

     15.2. STOCK RECLASSIFICATION

     In the event of any reclassification or change of outstanding shares of Stock, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he or she had held the full number of shares of Stock subject to the Option immediately prior to such reclassification or change and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option.

     15.3. CONSOLIDATION OR MERGER

     If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
(ii) upon written notice to the Optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     15.4. DISSOLUTION OR LIQUIDATION

     Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

     15.5. RELATED MATTERS

     Any adjustment required by this Section 15 shall be determined and made by the Committee. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 15, the number of shares of Stock available for the purposes of the Plan as stated in Section 4 shall be correspondingly adjusted.

16.  RESERVATION OF STOCK

     The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

17.  LIMITATION OF RIGHTS IN STOCK; NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

     The Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company, the Stock Restriction Agreement and the Employment Agreement. Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

18.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangement as it may deem desirable, including without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, otherwise, the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall therefore have been granted, adversely affect the rights of such Optionee under such Option.

20.  NOTICES AND OTHER COMMUNICATIONS

     Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duty sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Optionee, at his or her residence address last filed with the Company and (ii) if to the Company, at 17 Sellers Street, 2nd Floor, Cambridge, MA 02139,
Attention: President, Telecopier: (617) 354-7325 or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addresser. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when communicated by facsimile machine report.

21.  GOVERNING LAW

     The Plan and all Options and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

     The following does not form part of this Plan but is included solely for information purposes:

Date of Board Approval:    December 8, 1997

Date of Shareholder Approval:       August 27, 1998



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